UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2006, Raytheon Company (“Raytheon” or the “Company”) entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company (“AST”), as warrant agent.

The Warrant Agreement describes the terms of the warrants for common stock of the Company that are to be issued pursuant to the terms of the settlement of In re Raytheon Company Securities Litigation, Case No. 99-12142-PBS (the “Settlement Warrants”) and the obligations of AST as warrant agent to issue, deliver and oversee the administration of the Settlement Warrants. The settlement was approved by the U.S. District Court for the District of Massachusetts, and the Settlement Warrants are being issued to approved members of the class of plaintiffs and plaintiffs’ counsel as part of the settlement consideration. The Settlement Warrants will not be registered under the Securities Act of 1933 pursuant to an exemption under Section 3(a)(10) of that Act. The Settlement Warrants have an initial exercise price of $37.50 per share of common stock and are expected to be issued in late June 2006. They will not be exercisable after the fifth anniversary of the date of issuance.

The description above is a summary of the Warrant Agreement and is qualified in its entirety by the Warrant Agreement, which is filed as Exhibit 4.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Warrant Agreement dated May 10, 2006 between Raytheon Company and American Stock Transfer & Trust Company, as warrant agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel